APPENDIX

Primary Adviser/Fund Family	Fund	Classes
Acuitas Investments, LLC	Acuitas International Small Cap Fund	Institutional Shares
Investor Shares
	Acuitas US Microcap Fund	Institutional Shares
Investor Shares
CVR Portfolio Funds, LLC	CVR Dynamic Allocation Fund	Institutional Shares
Investor Shares
Gurtin Fixed Income Management, LLC	Gurtin California Municipal Value Fund	Institutional Shares
Investor Shares
	Gurtin California Municipal Intermediate Value Fund	Institutional Shares
Investor Shares
	Gurtin National Municipal Value Fund	Institutional Shares
Investor Shares
	Gurtin National Municipal Intermediate Value Fund	Institutional Shares
Investor Shares
SKBA Capital Management, LLC	Baywood SKBA ValuePlus Fund	Institutional Shares
Investor Shares
ABR Dynamic Funds, LLC	ABR Dynamic Blend Equity and Volatility Fund	Institutional Shares
Investor Shares